UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2007

                             Atomic Paintball, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)



     TEXAS                           000-52856                75-2942917
  -----------                        ---------                ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


                       2460 WEST 26th AVENUE, SUITE 380-C
                             DENVER, COLORADO, 80211
                  --------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (303) 380 2282


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                    SECTION 3 SECURITIES AND TRADING MARKET

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective December 10, 2007, all 8,000 outstanding shares of Atomic Paintball, Inc.'s Series A Convertible Preferred Stock were converted into 16,000 shares of Atomic Paintball, Inc. Common Stock.

Under the terms of their Certificate of Designations, shares of Series A Convertible Preferred Stock, automatically and without further action by the Corporation or holders of shares of Series A Convertible Preferred Stock, converted into fully paid and nonassessable shares of Common Stock, at a Conversion Rate of one share of Series A Convertible Preferred Stock to two shares of Common Stock, contemporaneously with the effectiveness of any registration statement filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Effective December 10, 2007, the Corporation's registration of securities of small business issuers pursuant to Section 12 (b) or (g) of the Securities Exchange Act of 1934 became effective triggering the conversion of Series A Preferred Shares to Common Stock as indicated above.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2007

                                   ATOMIC PAINTBALL, INC.



                                   By: /s/ David J. Cutler
                                       -----------------------------
                                       David J. Cutler, President